Exhibit 8.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Weyerhaeuser Company:

We consent to the incorporation by reference in the registration statement (No. 333-182403) on Form S-3 of Weyerhaeuser Company and subsidiaries of our REIT Opinion dated July 23, 2013 for Longview Fibre Company and to the reference to our firm under the headings “Legal Matters” and “Experts” in the prospectus.

/s/ KPMG LLP

Portland, Oregon

September 12, 2013